Exhibit 4.1
Execution Copy

EXPEDIA, INC.,
as Issuer
the Subsidiary Guarantors from time to time parties hereto,
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee
7.456% Senior Notes due 2018

INDENTURE
Dated as of August 21, 2006

CROSS-REFERENCE TABLE
Certain Sections of this Indenture relating to Sections 310 through
318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act			Indenture
Section			Section
310	(a)(1)		7.9; 7.10
	(a)(2)		7.10
	(a)(3)		N.A.
	(a)(4)		N.A.
	(b)		7.8; 7.10
	(c)		N.A.
311	(a)		7.11
	(b)		7.11
	(c)		N.A.
312	(a)		2.5
	(b)		11.3
	(c)		11.3
313	(a)		7.6
	(b)(1)		N.A.
	(b)(2)		7.6
	(c)		7.6
	(d)		7.6
314	(a)		4.4; 4.7; 10.2
	(b)		N.A.
	(c)(1)		11.4
	(c)(2)		11.4
	(c)(3)		N.A.
	(d)		N.A.
	(e)		11.5
	(f)		4.4
315	(a)		7.1
	(b)		7.5
	(c)		7.1
	(d)		7.1
	(e)		6.11
316	(a)(last sentence)		11.6
	(a)(1)(A)		6.5
	(a)(1)(B)		6.4
	(a)(2)		N.A.
	(b)		6.7
317	(a)(1)		6.8
	(a)(2)		6.9
	(b)		2.4
318	(a)		11.1
		N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

TABLE OF CONTENTS

-i-

-ii-

-iii-

Exhibit A — Form of Initial Note
Exhibit B — Form of Exchange Note
Exhibit C — Form of Certificate (transfers pursuant to Regulation S)
Exhibit D — Form of Certificate (transfers pursuant to Rule 144A)
Exhibit E — Form of Incumbency Certificate

-iv-

          INDENTURE, dated as of August 21, 2006, among EXPEDIA, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time parties hereto and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of Holders of the Company’s 7.456% Senior Notes due 2018 (the “Initial Notes”) and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement, the Company’s 7.456% Senior Notes due 2018 (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes, the “Notes”):
ARTICLE I
Definitions and Incorporation by Reference
          SECTION 1.1. Definitions.
          “Additional Interest” shall mean the additional interest then owing pursuant to the Registration Rights Agreement.
          “Additional Notes” means 7.456% Senior Notes due 2018 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.6, 2.9, 2.11, 3.6, 3.12 and 9.5 of this Indenture, in the case of Notes that are not already Additional Notes, and other than Exchange Notes issued pursuant to an exchange offer for the other Notes outstanding under this Indenture).
          “Attributable Debt” means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.
          “Board of Directors” or “Board” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.
          “Capital Stock” means, with respect to any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

          “Code” means the U.S. Internal Revenue Code of 1986, as amended.
          “Company” means the Person named as the “Company” in the preamble to this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor corporation.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
          “Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.
          “Consolidated Net Assets” means, as of the time of determination, the aggregate amount of assets of the Company and its consolidated Subsidiaries after deducting, to the extent included, all current liabilities other than (1) short-term borrowings, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP at the end of the most recently completed fiscal quarter or fiscal year, as applicable.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. A person shall be deemed to Control another person if such person (1) is an officer or director of the other person or (2) directly or indirectly owns or controls 10% or more of the other person’s capital stock. The terms “Controlling” and “Controlled” have meanings correlative thereto.
          “Corporate Trust Office” means the office of the Trustee at which, at any particular time, this Indenture shall be principally administered; which office at the date of the execution of this Indenture is located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Finance Unit or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.
          “Credit Agreement” means the Credit Agreement, dated as of July 8, 2005, among Expedia, Inc., Expedia, Inc. (a Washington corporation), Travelscape, Inc., Hotels.com, Hotwire, Inc., the lenders party thereto and JPMorgan Chase Bank N.A., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Company deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an Officers’ Certificate delivered to the Trustee.

          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Domestic Subsidiary” means a Subsidiary other than a Foreign Subsidiary.
          “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.
          “Foreign Subsidiary” means (1) any Subsidiary that is not (a) formed under the laws of the United States of America or a state or territory thereof or (b) treated as a domestic entity or a partnership or a division of a domestic entity for U.S. tax purposes or (2) any Subsidiary that is (a) a domestic partnership or disregarded entity for U.S. tax purposes and (b) owned by a Subsidiary described in (1).
          “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
          “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee”, when used as a verb, has a correlative meaning.
          “Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Obligations under this Indenture and the Notes.
          “Holder” or “Noteholder” means the person in whose name a note is registered on the security register books.
          “incur” means issue, assume, guarantee or otherwise become liable for.
          “Indebtedness” means, with respect to any Person, obligations (other than Nonrecourse Obligations) of such Person for borrowed money (including without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Independent Investment Banker” means J.P. Morgan Securities Inc. or Lehman Brothers Inc., or their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

          “Initial Purchasers” means J.P. Morgan Securities Inc., Lehman Brothers Inc. and the other Initial Purchasers named in the Purchase Agreement.
          “Issue Date” means August 21, 2006.
          “Lien” means any mortgage, security interest, pledge, lien, charge or other similar encumbrance.
          “Nonrecourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries or any of the Company’s, any Subsidiary Guarantor’s or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Controller, the Chief Operating Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Secretary or the Assistant Secretary, as applicable.
          “Officers’ Certificate” means a certificate signed by any two Officers of the Company.
          “Opinion of Counsel” means a written opinion from legal counsel to the Company. The counsel may be an employee of the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or governmental or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
          “principal” means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term “principal” shall not include the premium with respect to which such calculation is being made.
          “Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.
          “Purchase Agreement” means the Purchase Agreement, dated August 16, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

          “Reference Treasury Dealer” means J.P. Morgan Securities Inc., Lehman Brothers Inc. or two other Primary Treasury Dealers selected by the Company, and each of their respective successors and any other Primary Treasury Dealers selected by the Trustee after consultation with the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third business day preceding such redemption date.
          “Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
          “Repayment Date” means August 15, 2013.
          “Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain holders of Initial Notes, to issue and deliver to such holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 21, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to purchasers of Additional Notes with respect to registration of such Additional Notes under the Securities Act.
          “Restricted Period” means the 40 consecutive days beginning on and including the later of (1) the day on which the Initial Notes first are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (2) the Issue Date or the date on which any Additional Notes are originally issued in the form of Initial Notes as the case may be.
          “Restrictive Notes Legend” means the Restrictive Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.
          “SEC” means the U.S. Securities and Exchange Commission, or any successor agency.
          “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          “Securities Custodian” means the custodian with respect to a Global Note (as appointed by DTC), or any successor person thereto and shall initially be the Trustee.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof until the exercise of such option by such holder).
          “Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held or (2) that is, as of that date, otherwise Controlled (within the meaning of the first sentence of the definition of “Control”), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
          “Subsidiary Guarantors” means Expedia, Inc. (a Washington corporation), Travelscape, LLC, Hotels.com, Hotwire, Inc., TripAdvisor Business Trust, TripAdvisor LLC, Interactive Affiliate Network, L.L.C., Hotels.com, L.P., Hotels.com GP, LLC, HRN 99 Holdings, LLC, IAN.com, L.P., Owl Holding Company, Inc., Classic Vacations, LLC and any other Subsidiary of the Company that, in accordance with the terms of this Indenture, Guarantees the Notes, in each case until such Guarantee is released pursuant to the provisions of Article X.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.
          “Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.
          “Trust Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who has direct responsibility for the administration of this Indenture.

          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.
          SECTION 1.2. Other Definitions.

	Defined in
Term	Section
“Affiliate”	11.6
“Agent Members”	2.1	(d)
“Applicable Procedures”	2.6	(a)
“Authenticating Agent”	2.2
“Bankruptcy Law”	6.1
“Company Order”	2.2
“covenant defeasance option”	8.1	(b)
“Custodian”	6.1
“Definitive Notes”	2.1	(e)
“Event of Default”	6.1
“Exchange Global Note”	2.1	(a)
“Exchange Notes”	Preamble
“Global Notes”	2.1	(a)
“Initial Notes”	Preamble
“legal defeasance option”	8.1	(b)
“Make-Whole Amount”	3.7
“Notes”	Preamble
“Notice of Default”	6.1
“Obligations”	10.1
“Paying Agent”	2.3
“QIBs”	2.1	(a)
“Registrar”	2.3
“Regulation S”	2.1	(a)
“Regulation S Certificate”	2.6	(a)
“Regulation S Global Note”	2.1	(a)
“Regulation S Legend”	2.1	(c)
“Regulation S Note”	2.1	(a)
“Restrictive Legend”	2.1	(c)
“Rule 144A”	2.1	(a)
“Rule 144A Certificate”	2.6	(b)
“Rule 144A Global Note”	2.1	(a)
“Rule 144A Note”	2.1	(a)
“Successor”	5.1
“Trust”	11.15

          SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following terms in the Trust Indenture Act have the following meanings:
          “Commission” means the SEC.
          “indenture securities” means the Notes.
          “indenture security holder” means a Holder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.4. Rules of Construction. For purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “including” means including without limitation;
     (4) words in the singular include the plural and words in the plural include the singular;
     (5) all references to (a) Initial Notes shall refer also to any Additional Notes issued in the form of Initial Notes and (b) Exchange Notes shall refer also to any Additional Notes issued in the form of Exchange Notes, in each case, pursuant to Section 2.15;
     (6) all references to the date the Notes were originally issued shall refer to the Issue Date or the date any Additional Notes were originally issued, as the case may be; and
     (7) all references herein to particular Sections or Articles shall refer to this Indenture unless otherwise so indicated.

ARTICLE II
The Notes
          SECTION 2.1 Form and Dating. (a) The Initial Notes are being offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Notes shall be resold initially by the Initial Purchasers only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance on Rule 144A (“QIBs”) and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S. The Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S of the Securities Act in accordance with the procedure described herein. The Initial Notes shall be dated the date of their authentication.
          Initial Notes offered and sold to qualified institutional buyers in the United States of America in reliance on Rule 144A (each, a “Rule 144A Note” and collectively, the “Rule 144A Notes”) shall be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A, which is incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
          Initial Notes offered and sold outside the United States of America (each, a “Regulation S Note” and collectively, the “Regulation S Notes”) in reliance on Regulation S shall be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form set forth in Exhibit A, which is incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the “Regulation S Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
          Exchange Notes exchanged for interests in a Rule 144A Note and a Regulation S Note shall be issued in the form of a permanent global Note substantially in the form of Exhibit B hereto, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(c) (the “Exchange Global Note”). The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

          The Rule 144A Global Note, the Regulation S Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Notes.”
          The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.
          (b) Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          (c) Restrictive Legends. Unless and until (i) an Initial Note is sold under an effective registration statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,
          (A) the Rule 144A Global Note shall bear the following legend (the “Restrictive Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
          (B) the Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN

INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”
          (C) The Global Notes, whether or not an Initial Note, shall bear the following legend on the face thereof:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
          (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

          (2) Each Global Note initially shall (x) be registered in the name of DTC for such Global Note or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(c).
          (3) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
          (4) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (e) of this Section 2.1 to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.
          (5) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (e) of this Section 2.1, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
          (6) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          (e) Definitive Notes. (i) Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive certificated Notes (“Definitive Notes”). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

          (2) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d)(iv) or (v) shall, except as otherwise provided by Section 2.6(g), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).
          SECTION 2.2 Execution and Authentication. An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature and may be imprinted or otherwise reproduced.
          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
          A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.
          At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000, (2) any Additional Notes for original issue from time to time after the Issue Date in such principal amounts as set forth in Section 2.15 and (3) any Exchange Notes for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers of the Company (a “Company Order”). Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Initial Notes (other than Additional Notes) which may be authenticated and delivered under this Indenture is limited to $500,000,000. Additionally, the Company may from time to time, without notice to or consent of the Holders, issue such additional principal amounts of Additional Notes as may be issued and authenticated pursuant to clause (2) of this paragraph, and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same class pursuant to Section 2.6, Section 2.9, Section 2.10, Section 3.6, Section 3.12, Section 9.5 and except for transactions similar to the Registered Exchange Offer.
          The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
          In case the Company, pursuant to Article V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto (if not otherwise a party to the Indenture) with the Trustee pursuant to Article V, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person (if other than the Company) pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person (if other than the Company), at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.
          SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent. The Company may change the Registrar or appoint one or more co-Registrars without notice.
          In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company shall be responsible for the fees and compensations of all agents appointed or approved by it. Either the Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.
          The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes.
          SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal or interest (including any Additional Interest) on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest (including any Additional Interest) when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Additional Interest) on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If either of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

          SECTION 2.5. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
          SECTION 2.6. Transfer and Exchange.
          Notwithstanding any other provision of this Indenture or the Notes (other than Section 2.1(e) hereof), transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 2.6 shall be made only in accordance with this Section 2.6.
          (a) Rule 144A Global Note to Regulation S Global Note. If the owner of a beneficial interest in the Rule 144A Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Section 2.6(a), and subject to the Applicable Procedures (as defined below). Upon receipt by the Trustee, as Registrar, of (A) an order given by DTC or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Rule 144A Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) a Regulation S Certificate (a “Regulation S Certificate”), the form of which is set forth in Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in this Section 2.6. “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear System and Clearstream Banking, Société Anonyme or their successors or assigns, in each case, to the extent applicable to such transaction and as in effect from time to time.
          (b) Regulation S Global Note to Rule 144A Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such transfer may be effected only in accordance with this Section 2.6(b) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by DTC or its authorized representative directing that a beneficial interest in the Rule 144A Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) if such transfer is to occur during (but only during) the Restricted Period, a Rule 144A Certificate (a “Rule 144A Certificate”), the form of which is set forth in Exhibit D hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Rule 144A Global Note by such specified principal amount as provided in this Section 2.6.
          (c) Rule 144A Non-Global Note to Rule 144A Global Note or Regulation S Global Note. If the holder of a Rule 144A Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Section 2.6(c) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note as provided in Section 2.3 and instructions satisfactory to the Trustee directing that a beneficial interest in the Rule 144A Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) a Rule 144A Certificate, if the specified account is to be credited with a beneficial interest in the Rule 144A Global Note, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case, satisfactory to the Trustee and duly executed by such holder or his attorney duly authorized in writing, then the Trustee, as Registrar, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 2.3 and increase the principal amount of the Rule 144A Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in this Section 2.6.
          (d) Regulation S Non-Global Note to Rule 144A Global Note or Regulation S Global Note. If the holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this Section 2.6(d) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note as provided in Section 2.3 and instructions satisfactory to the Trustee directing that a beneficial interest in the Rule 144A Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) if the transfer is to occur during (but only during) the Restricted Period and the specified account is to be credited with a beneficial interest in the Rule 144A Global Note, a Rule 144A Certificate satisfactory to the Trustee and duly executed by such holder or his attorney duly authorized in writing, then the Trustee, as Registrar, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 2.3 and increase the principal amount of the Rule 144A Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in this Section 2.6.
          (e) Non-Global Note to Non-Global Note. A Note that is not a Global Note may be transferred, in whole or in part, to a person who takes delivery in the form of another Note that is not a Global Note in accordance with Section 2.3; provided, that if the Note to be transferred in whole or in part is (I) a Rule 144A Note or (II) a Regulation S Note and the transfer is to occur during (but only during) the Restricted Period, then, in each case, the Trustee, as Registrar, shall have received (A) a Rule 144A Certificate, satisfactory to the Trustee and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Rule 144A Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 2.6(g)).
          (f) Exchange between Global Note and Non-Global Note. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.1(e); provided, that if such interest is a beneficial interest in (I) the Rule 144A Global Note or (II) the Regulation S Global Note and such exchange is to occur during the Restricted Period, then, in each case, such interest shall be exchanged for a Rule 144A Note (subject in each case to Section 2.6(g)). A Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with a transfer effected in accordance with Section 2.6(c) or (d) herein or (B) such Note is a Regulation S Note and such exchange occurs after the Restricted Period.
          (g) Restrictive Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restrictive Notes Legend, the Registrar shall deliver Notes that do not bear a Restrictive Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restrictive Notes Legend, the Registrar shall deliver only Notes that bear a Restrictive Notes Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
          (h) Officer’s Certificate. The Company shall deliver to the Trustee an Officers’ Certificate setting forth the resale restriction termination date relating to the Notes and the Restricted Period.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          (i) Obligations with Respect to Transfers and Exchanges of Notes.
          (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.
          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.6 or 9.5.
          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.
          (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d) shall, except as otherwise provided by Section 2.6(g), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).
          (vi) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall be the valid and legally binding obligation of the Company, shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
          (vii) All certificates, certifications and opinions of counsel required to be submitted to the Registrar or any co-registrar pursuant to this Section 2.6 to effect any transfer or exchange may be submitted by facsimile transmission, with the original to follow by first class mail or hand delivery.
          (j) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person in respect of any aspect of the records, or for maintaining, supervising or reviewing any records, relating to beneficial ownership interests of a Global Note, with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the Company may conclusively rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
          (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (k) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC, or by the DTC or any such nominee to a successor depositary or to a nominee of such successor depositary.
          Neither the Trustee nor any agent thereof shall have any responsibility for any actions taken or not taken by DTC or any successor depositary.
          (l) Accrual of Interest on the Exchange Note; Exchange of Exchange Notes.

          (i) Interest on any Exchange Note shall accrue from the dates provided in Exhibit B.
          (ii) Subject to Section 2.1(e), upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Exchange Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Notes or Additional Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144 under the Securities Act) of the Company, and accepted for exchange in the exchange offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Initial Notes in the form of Global Notes and/or Additional Notes in the form of Global Notes to be reduced accordingly.
          SECTION 2.7. Form of Certificates to be Delivered in Connection with Transfers Pursuant to Regulation S and Rule 144A.
          Attached hereto as Exhibit C and Exhibit D are forms of certificates to be delivered in connection with transfers pursuant to Regulation S and Rule 144A, respectively.
          SECTION 2.8. Business Days. If a payment date is on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular record date is on a day that is not a Business Day, the record date shall not be affected.
          SECTION 2.9. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Company and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.
          SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.10 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
          If a Note is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.
          SECTION 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation and, upon the request of the Company, deliver a certificate of such cancellation to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Notes, or any Exchange Notes in exchange for Initial Notes. All cancelled Notes held by the Trustee may be disposed of by the Trustee in accordance with its then customary practices and procedures, unless the Company directs otherwise. The Trustee shall provide to the Company a list of all Notes that have been cancelled from time to time as requested in writing by the Company.
          SECTION 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Notes in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.13.
          SECTION 2.14. CUSIP Numbers, etc. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers and/or other similar numbers.
          SECTION 2.15. Issuance of Additional Notes. The Company shall be entitled to issue, from time to time, Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes exchanged therefor (in each case, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto), as the case may be.
          With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each shall be delivered to the Trustee, the following information:
          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
          (2) the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto;
          (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes as set forth in Exhibit A to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit B to this Indenture; and
          (4) if applicable, the resale restriction termination date relating to the Notes and the Restricted Period for such Additional Notes.
          SECTION 2.16. One Class of Notes. The Initial Notes, any Additional Notes and the Exchange Notes shall vote and consent together on all matters as one class; and none of the Initial Notes, any Additional Notes and the Exchange Notes shall have the right to vote or consent as a separate class on any matter. The Initial Notes, any Additional Notes and the Exchange Notes shall together be deemed to constitute a single class or series for all purposes under this Indenture.
ARTICLE III
Redemption; Repayment at Option of Holders
          SECTION 3.1. Notices to Trustee. If the Company elects to redeem Notes pursuant to Sections 5 or 6 of the Notes or Section 3.7, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.
          The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 30 days before the redemption date unless the Trustee consents to a shorter period.

Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption shall comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.
          SECTION 3.2. Selection of Notes to be Redeemed. If fewer than all the Notes then outstanding are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its discretion, to be fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes or portions of Notes to be redeemed.
          SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address.
          The notice shall identify the Notes to be redeemed and shall state:
          (1) the aggregate amount of Notes to be redeemed;
          (2) the redemption date;
          (3) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;
          (4) the name and address of the Paying Agent;
          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;
          (6) if fewer than all the outstanding Notes are to be redeemed, the certificate number (if certificated) and principal amounts of the particular Notes to be redeemed;
          (7) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
          (8) the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and
          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Notes.

          At the Company’s written request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3 at least 5 Business Days prior to the date chosen for giving such notice to the Holders (unless the Trustee shall agree to a shorter period). The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.
          SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, Notes called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice. Upon surrender to the Paying Agent on or after the redemption date, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided, that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption; provided further that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.5. Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on the date of redemption, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.
          Unless the Company defaults in the payment of such redemption price, interest on the Notes or portions of Notes to be redeemed shall cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.
          SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          SECTION 3.7. Optional Redemption. The Notes shall be redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 37.5 basis points (the “Make-Whole Amount”), plus accrued interest thereon to the redemption date. The Notes shall also be redeemable as provided in Sections 5 and 6 of the Notes.
          SECTION 3.8. Applicability of Article. Repayment of the Notes before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of the Notes and in accordance with this Article.
          SECTION 3.9. Repayment of Notes. Each Note is subject to repayment in whole or in part at the option of the Holder thereof at a price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date.
          SECTION 3.10. Exercise of Option. To be repaid at the option of the Holder, any Note, with the “Option to Elect Repayment” form attached to such Note duly completed by the Holder, must be received by the Company at the Corporate Trust Office of the Trustee (or at such other place or places of which the Company shall from time to time notify the Holders of such Notes) not earlier than June 1, 2013 nor later than June 30, 2013; provided, however, that if June 30, 2013 is not a Business Day, such Note, with such “Option to Elect Repayment” form duly completed, may be received by the Company at the aforementioned address on the next succeeding Business Day. If less than the entire principal amount of such Note is to be repaid in accordance with the terms of such Note, the principal amount of such Note to be repaid, in increments of $1,000, and the denomination or denominations of the Note or Notes to be issued to the Holder for the portion of the principal amount of such Note surrendered that is not to be repaid must be specified. The principal amount of any Note may not be repaid at the option of the Holder in part if, following such repayment, the unpaid principal amount of such Note would be less than the minimum authorized denomination of Notes under this Indenture. Exercise of the repayment option by a Holder shall be irrevocable unless waived by the Company. No transfer or exchange of any Note (or in the event any Note is to be repaid in part, such portion of such Note to be repaid) will be permitted after exercise of the repayment option with respect to such Note or such portion of such Note. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determination will be final and binding.
          SECTION 3.11. When Securities Presented for Repayment Become Due and Payable. The Company covenants that on or before the Repayment Date the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregated and held as a separate trust fund as provided in Section 2.4) an amount of money sufficient to pay 100% of the principal of, and (except if the Repayment Date shall be an Interest Payment Date (as defined in the Notes)) accrued interest, if any, on, all the Notes or portions thereof, as the case may be, to be repaid on such date. If Notes providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by the terms of such Notes, such Notes or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date, and on and after such Repayment Date (unless the Company shall default in the payment of such Notes on such Repayment Date) interest on such Notes or the portions thereof, as the case may be, shall cease to accrue.

          SECTION 3.12. Securities Repaid in Part. Upon surrender and cancellation of any Note which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge and at the expense of the Company, a new Note or Notes, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Note so surrendered and cancelled which is not to be repaid.
ARTICLE IV
Covenants
          SECTION 4.1. Payment of Notes. The Company covenants and agrees that it shall promptly pay the principal of and interest (including Additional Interest) on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest (including Additional Interest) shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all principal and interest (including Additional Interest) then due. If any Additional Interest is due, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the Additional Interest per $1,000 aggregate principal amount of Notes.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.13.
          Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.
          SECTION 4.2. Limitations on Liens. (a) So long as any Notes remain outstanding, the Company may not directly or indirectly, incur, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness secured by a Lien upon any property or assets (including Capital Stock) of the Company, or any of its Subsidiaries or upon any shares of stock or Indebtedness of any of its Subsidiaries (whether such property, assets, shares of stock or Indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing, concurrently with the incurrence of any such secured Indebtedness, or the grant of a Lien with respect to any such Indebtedness to be so secured, that the Notes or, in respect of Liens on the property or assets of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor (together with, if the Company shall so determine, any other Indebtedness of or guarantee by the Company, the Subsidiary Guarantors or any of their respective Subsidiaries ranking equally in right of payment with the Notes or the Guarantee) shall be secured equally and ratably with (or, at the Company’s option, prior to) such Indebtedness to be so secured; provided, however, that the foregoing restrictions shall not apply to:

               (1) Liens on property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Company or any of its Subsidiaries, provided that such Lien was not Incurred in anticipation of such Person becoming a Subsidiary;
               (2) Liens on property, shares of stock or Indebtedness existing at the time of acquisition thereof by the Company or a Subsidiary of the Company or any of its Subsidiaries (which may include property previously leased by the Company or any of its Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or Indebtedness to secure the payment of all or any part of the purchase price thereof, or Liens on property, shares of stock or Indebtedness to secure any Indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;
               (3) Liens securing Indebtedness of any of the Company’s Subsidiaries or of the Company owing to the Company or any of its Subsidiaries;
               (4) Liens existing on the Issue Date;
               (5) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any of its Subsidiaries; provided that such Lien was not incurred in anticipation of such merger, consolidation, or sale, lease or other disposition or other transaction;
               (6) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;
               (7) Liens securing all of the Notes or the Guarantees; or
               (8) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (7), inclusive, without increase of the principal of the Indebtedness secured thereby; provided, however, that any Liens permitted by any of the foregoing clauses (1) to (7), inclusive, shall not extend to or cover any property of the Company or any of its Subsidiaries, as the case may be, other than the property specified in such clauses and improvements thereto.
          (b) Notwithstanding the foregoing provisions of this Section 4.2, the Company and its Subsidiaries may Incur Indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, or in respect of Liens on any Subsidiary Guarantor’s property or assets, the Guarantee of such Subsidiary Guarantor; provided that after giving effect thereto, the aggregate amount of all Indebtedness so secured by Liens (not including Liens permitted under clauses (1) through (8) above), together with all Attributable Debt outstanding pursuant to Section 4.3(b) does not at the time exceed 10% of the Consolidated Net Assets of the Company.

          SECTION 4.3. Limitation on Sale and Lease-Back Transactions.
          (a) The Company shall not directly or indirectly, and shall not permit any of its Subsidiaries directly or indirectly to, enter into any sale and lease-back transaction for the sale and leasing back of any property, whether now owned or hereafter acquired, unless:
          (1) such transaction was entered into prior to the Issue Date;
          (2) such transaction was for the sale and leasing back to the Company of any property by one of the Company’s Subsidiaries;
          (3) such transaction involves a lease for not more than three years (or which may be terminated by the Company or such Subsidiary within a period of not more than three years);
          (4) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to clauses (1) through (8) of Section 4.2(a); or
          (5) the Company or any Subsidiary of the Company applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in the business of the Company or of any of its Subsidiaries or to the retirement of long-term Indebtedness within 270 days before or after the effective date of any such sale and lease-back transaction; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, the Company may deliver notes to the Trustee for cancellation, such notes to be credited at the cost thereof to the Company.
          (b) Notwithstanding the restrictions set forth in Section 4.3(a), the Company and its Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt outstanding with respect to such transactions, together with all indebtedness outstanding pursuant to Section 4.2(b), does not at the time exceed 10% of the Consolidated Net Assets of the Company.
          SECTION 4.4. Compliance Certificate. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by its principal executive officer, principal financial officer or principal accounting officer which shall comply with the provisions of Section 314 of the Trust Indenture Act, stating whether or not to the knowledge of the signers thereof any Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) occurred during the previous fiscal year, specifying all such Defaults and the nature and status thereof of which they may have knowledge.
          SECTION 4.5. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.
          SECTION 4.6. Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other Person.
SECTION 4.7. SEC Reports. The Company shall comply with all the applicable provisions of Section 314(a) of the Trust Indenture Act. Delivery of such information, documents or reports to the Trustee pursuant to such provisions is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).
ARTICLE V
Consolidation, Merger and Sale of Assets
     SECTION 5.1. When the Company or a Subsidiary Guarantor May Merge or Transfer Assets. Neither of the Company nor any Subsidiary Guarantor will consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:
               (i) the Company, or in the case of a Subsidiary Guarantor, the Company or such Subsidiary Guarantor, shall be the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not the Company or such Subsidiary Guarantor, as the case may be) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes, this Indenture and any Guarantee, as applicable (provided that such Successor shall not be required to assume the obligations of any such Subsidiary Guarantor if such Successor would not, after giving effect to such transaction, be required to guarantee the Notes under the provisions of Article X);
               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
               (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture (except that such Opinion of Counsel need not opine as to clause (ii) above) and that such supplemental indenture constitutes the legal valid and binding obligation of the Successor subject to customary exceptions.
          SECTION 5.2. Successor Corporation Substituted. The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under the Indenture. The Company or such Subsidiary Guarantor shall be relieved of all obligations and covenants under the Notes, the Guarantees, if any, and the Indenture to the extent the Company or such Subsidiary Guarantor was the predecessor Person, provided, that in the case of a lease of all or substantially all of the Company’s assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes. Notwithstanding any provision to the contrary, the restrictions contained in this Article V shall cease to apply to any Subsidiary Guarantor immediately upon any merger, consolidation of such Subsidiary Guarantor into the Company or any other Subsidiary Guarantor in accordance with this Article V or upon any other termination of the Guarantees of that Subsidiary Guarantor in accordance with the Indenture.
ARTICLE VI
Defaults and Remedies
          SECTION 6.1. Events of Default. An “Event of Default” occurs with respect to the Notes if:
          (1) A default in any payment of interest (including Additional Interest) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
          (2) A default in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption or otherwise;
          (3) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1) or (2) above) and such failure continues for 90 days after the notice specified below;
          (4) A failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $35,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for 30 days after the notice specified below; provided, however, that if any such failure shall cease, or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured;
          (5) a default with respect to any Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $35,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice specified below; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled then the Event of Default by reason thereof shall be deemed likewise to have been cured;

          (6) the Company or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Subsidiary Guarantor in an involuntary case;
     (B) appoints a Custodian of the Company or for any substantial part of the property of the Company or any Subsidiary Guarantor; or
     (C) orders the winding up or liquidation of the Company or any Subsidiary Guarantor;
          (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 consecutive days; or
          (8) the Guarantees of any Subsidiary Guarantors ceases to be in full force and effect during its term or such Subsidiary Guarantor denies or disaffirms in writing its obligations under the terms of this Indenture or its Guarantee, in each case, other than any such cessation, denial or disaffirmation in connection with the termination of such Guarantee pursuant to the provisions of Article X.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          If any failure, default or acceleration referred to in clauses (4) or (5) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured.

          A Default with respect to Notes under clauses (3), (4) or (5) of this Section 6.1 is not an Event of Default until the Trustee (by notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (by notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said clause (3), (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), (4) or (5) of this Section 6.1, its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 6.2. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.1(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders, shall, declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) with respect to the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.3. Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.
          SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of the Notes, waive any past or existing Default and its consequences except (1) a Default in the payment of the principal of or interest on a Note or (2) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.5. Control by Majority. Upon provision of security or indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
          SECTION 6.6. Limitation on Suits. A Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:
          (i) An Event of Default shall have occurred and be continuing and the Holder gives to the Trustee prior written notice stating that an Event of Default is continuing;
          (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;
          (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to it against any costs, liabilities or expenses in compliance with such request;
          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
          (v) the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders).
          SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.
          SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to an Company, its creditors or any other obligor upon the Notes, or any of their creditors or the property of the Company or such other obligor or their creditors and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.
          SECTION 6.10. Priorities. Any money or other property collected by the Trustee pursuant to Article VI hereof, or any money or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order:
     FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.7;
     SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
     THIRD: to the Company.
          The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.
          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
Trustee
          SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers’ Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may n#ot be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (i) this subsection does not limit the effect of subsections (b) or (f) of this Section 7.1;
          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (f) of this Section 7.1.
          (e) The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as otherwise agreed between the Company and the Trustee. Money and other property held in trust by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other money or property except to the extent required by law.
          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the Trust Indenture Act, where applicable.
          SECTION 7.2. Rights of Trustee. (a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting in reliance on, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly through attorneys and agents, respectively, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.
          (d) The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, bad faith or negligence.
          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes. Any such notice shall reference this Indenture and the Notes.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities as Registrar and Paying Agent, as the case may be, hereunder.

          (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or reasonable investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and at reasonable times, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (j) The Trustee may request that the Company deliver a certificate, substantially in the form of Exhibit E hereto, setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
          (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
          SECTION 7.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Notes and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Noteholders.
          SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each January 15 beginning with the January 15 following the date of this Indenture, and in any event prior to March 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such January 15 that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

          A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.
          SECTION 7.7. Compensation and Indemnity. Each of the Subsidiary Guarantors and the Company, jointly and severally, covenants and agrees to pay to the Trustee (and any predecessor Trustee) from time to time such reasonable compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses), disbursements and advances incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business. The Company shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Trust Officer has received written notice and for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company has been prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the opinion of counsel to the Trustee) the facts and/or issues surrounding the claim are reasonably likely to create a conflict with the Company, the Company shall pay the reasonable fees and expenses of separate counsel to the Trustee. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.
          To secure the Company’s payment obligations in this Section 7.7, the Trustee (including any predecessor trustee) shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.
          The Company’s payment obligations pursuant to this Section 7.7 shall survive the satisfaction, discharge and termination of this Indenture, the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any bankruptcy law. In addition to and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.1(6) or (7) with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time upon 30 days’ written notice to the Company. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee upon 30 days’ written notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company shall remove the Trustee if:
          (i) the Trustee fails to comply with Section 7.10;
          (ii) the Trustee is adjudged bankrupt or insolvent;
          (iii) a receiver or other public officer takes charge of the Trustee or its property; or
          (iv) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company shall pay all amounts due and owing to the Trustee under Section 7.7 of the Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
          If a successor Trustee does not take office with respect to the Notes within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
          SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII and Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
          Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
          SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.
ARTICLE VIII
Discharge of Indenture; Defeasance
          SECTION 8.1. Discharge of Liability on Notes; Defeasance. With respect to the Notes, (a) when (i) the Company delivers to the Trustee all outstanding Notes that have not already been delivered to the Trustee for cancellation or (ii)(A) all outstanding Notes have become due and payable, whether at maturity, as a result of repayment at the option of the Holders or as a result of the mailing of a notice of redemption pursuant to Article III hereof or (B) the Notes shall become due and payable at their Stated Maturity within one year, or the Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in the case of either clause (i) or (ii) the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate from the Company and an Opinion of Counsel from the Company that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.
          (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Section 4.2 and Section 4.3 and the operation of Sections 6.1(3), 6.1(4) and 6.1(5) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Company exercises its legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(3), 6.1(4) or 6.1(5).
          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.9, 4.1, 4.5, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Company’s and the Trustee’s obligations in Sections 7.7, 8.4 and 8.5 shall survive such satisfaction and discharge.
          SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes only if:
          (i) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.9) to maturity or redemption, as the case may be;
          (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all outstanding Notes to maturity or redemption, as the case may be;
          (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(6) or (7) occurs which is continuing at the end of the period;
          (iv) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantors;

          (v) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
          (vi) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
          (vii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.
          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.
          SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of and interest on the Notes.
          SECTION 8.4. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.
          Any unclaimed funds held by the Trustee pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.
          SECTION 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

          SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that (a) if the Company has made any payment of interest on or principal of any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.
ARTICLE IX
Amendments
          SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:
          (i) to cure any ambiguity, omission, defect or inconsistency;
          (ii) to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such Person of the obligations of the Company or such Subsidiary Guarantor, in each case, in accordance with the provisions of Article V;
          (iii) to add any additional Events of Default;
          (iv) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of all the Notes or to surrender any right or power herein conferred upon the Company;
          (v) to add one or more guarantees for the benefit of Holders of the Notes;
          (vi) to evidence the release of any Subsidiary Guarantor from its Guarantee of the Notes in accordance with Article X;
          (vii) add collateral security with respect to the Notes or any Guarantee;
          (viii) to add or appoint a successor or separate Trustee or other agent;
          (ix) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities;
          (x) to provide for the issuance of any Additional Notes;
          (xi) to comply with any requirements in connection with qualifying this Indenture under the Trust Indenture Act;
          (xii) to comply with the rules of any applicable securities depository;
          (xiii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code; and
          (xiv) to change any other provision if the change does not adversely affect the interests of any Noteholder.
          After an amendment under this Section 9.1 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.
          SECTION 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each Noteholder affected, an amendment may not:
          (i) change the Stated Maturity of the principal of, or installment of interest on, any Note;
          (ii) reduce the principal amount of, or the rate of interest on, any Notes;
          (iii) reduce any premium, if any, payable on the redemption of any Note or change the date on which any Note may or must be redeemed or repaid;
          (iv) change the coin or currency in which the principal of or interest on any Note is payable;
          (v) release the Guarantee of any Subsidiary Guarantor except as provided under Article X, or make any changes to such Guarantee in a manner adverse to the Holders;
          (vi) impair the right of any Holder to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note;
          (vii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required in order to take certain actions;

          (viii) reduce the requirements for quorum or voting by Holders in this Indenture or the Notes;
          (ix) modify any of the provisions of this Indenture regarding the waiver of past defaults and the waiver of certain covenants by Holders except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; or
          (x) modify any of the above provisions of this Section 9.2.
          It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 9.2 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.
          SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.
          SECTION 9.4. Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective with respect to the Notes, it shall bind every Noteholder.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.
          SECTION 9.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Company shall provide in writing to the Trustee an appropriate notation to be placed on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
          SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 11.4, an Officers’ Certificate of the Company and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX and that such supplemental indenture constitutes the legal valid and binding obligation of the Company in accordance with its terms subject to customary exceptions.
          Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE X
Guarantees
          SECTION 10.1. Guarantees. Each of the Subsidiary Guarantors hereby fully unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Holder of the Notes and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of (and premium, if any) and interest, if any, on the Notes and all other obligations of the Company under this Indenture and the Notes (the “Obligations”) to the Trustee and to the Holders. Each of the Subsidiary Guarantors further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Obligation.
          Each of the Subsidiary Guarantors waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each of the Subsidiary Guarantors waives notice of any default under the Notes or the Obligations. The obligations of each of the Subsidiary Guarantors hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) any change in the ownership of the Company.
          Each of the Subsidiary Guarantors further agrees that the Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.
          The obligations of each of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.
          Each of the Subsidiary Guarantors further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any of the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each of the Subsidiary Guarantors hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).
          Each of the Subsidiary Guarantors further agrees that, as between itself, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Guarantee.
          Each of the Subsidiary Guarantors also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.
          SECTION 10.2. No Subrogation. Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, none of the Subsidiary Guarantors shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any of the Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders, as well as the holders of any other Permitted Indebtedness, by the Company on account of the Obligations are paid in full. If any amount shall be paid to any of the Subsidiary Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

          SECTION 10.3. Consideration. Each of the Subsidiary Guarantors has received, or shall receive, direct or indirect benefits from the making of the Guarantee.
          SECTION 10.4. Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
          SECTION 10.5. Execution and Delivery. To evidence its Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture (or a supplemental indenture, as the case may be) shall be executed on behalf of such Subsidiary Guarantor by one of its Officers, managers, its trustee, its managing member or its general partner, as the case may be.
          Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          If an Officer, manager, trustee, managing member or general partner of a Subsidiary Guarantor whose signature is on this Indenture (or a supplemental indenture, as the case may be) no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
          SECTION 10.6. Release of Subsidiary Guarantors. A Subsidiary Guarantor will be automatically released from all its obligations under the Notes, this Indenture and its Guarantee, and its Guarantee will automatically terminate (1) upon the termination for any reason of the obligations of such Subsidiary Guarantor as a guarantor or borrower under the Credit Agreement (including, without limitation, pursuant to the terms of the Credit Agreement, upon agreement of the requisite lenders under the Credit Agreement or upon the termination of the Credit Agreement or upon the replacement thereof with a credit facility not providing for such Subsidiary Guarantor to be a guarantor or a borrower thereunder), (2) upon the exercise of the legal defeasance option or the covenant defeasance option pursuant to Section 8.1(b), or upon satisfaction and discharge of the Indenture pursuant Section 8.1(a) and (3) upon the consummation of any sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) or other transaction such that after giving effect to such sale, disposition or other transaction such Subsidiary Guarantor is no longer a Domestic Subsidiary of the Company. Upon request of the Company, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.
          SECTION 10.7. Future Subsidiary Guarantors. After the Issue Date, the Company shall cause any Domestic Subsidiary that is not a Subsidiary Guarantor and that becomes a guarantor or a borrower under the Credit Agreement to execute and deliver to the Trustee within 60 days of becoming a guarantor or borrower under the Credit Agreement, a supplemental indenture pursuant to which such Domestic Subsidiary shall become a Subsidiary Guarantor and shall provide a Guarantee of the Obligations.
ARTICLE XI
Miscellaneous
          SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included or which is required to be included in this Indenture by the Trust Indenture Act, the duty or provision required by the Trust Indenture Act shall control.
          SECTION 11.2. Notices. Any notice or communication shall be in writing (including facsimile) and delivered in person or mailed by first-class mail addressed as follows:
if to the Company or any Subsidiary Guarantor:
Expedia, Inc.
3150 139th Avenue SE
Bellevue, WA 98005
Facsimile Number: (425) 679-3163
Attention: Chief Financial Officer
if to the Trustee:
The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Facsimile Number: (213) 630-6298
Attention: Debt Processing Group
          Any notices between the Company, the Subsidiary Guarantors and the Trustee may be by facsimile or certified first class mail, receipt confirmed and the original to follow by guaranteed overnight courier. The Company, the Subsidiary Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications. The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however that: (1) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (2) such originally executed instructions and/or directions shall be signed by an Authorized “Office” of the Company.
          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.3. Communication by Holders with other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
          SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
          (i) an Officers’ Certificate of the Company in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (ii) an Opinion of Counsel of the Company in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Notwithstanding the foregoing, no such Opinion of Counsel shall be given with respect to the authentication and delivery of any Initial Notes.
          SECTION 11.5. Statements Required in Certificate or Opinion. The certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (i) a statement that the individual making such certificate or opinion has read such covenant or condition;
          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 11.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (an “Affiliate”) shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
          SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.8. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 11.9. No Recourse Against Others. A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
          SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 11.12. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes (as defined in the Appendix hereto).
          SECTION 11.13. Qualification of Indenture. The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys’ fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

          SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 11.15. Limitation of Liability for Massachusetts Business Trust. The Agreement and Declaration of Trust of TripAdvisor Business Trust (the “Trust”), one of the Subsidiary Guarantors, is on file with the Secretary to the Commonwealth of Massachusetts. This Indenture is executed on behalf of the Trust by the Trust’s trustee or officers, as applicable, as trustee or as officers and not individually and the obligations imposed upon the Trust by this Indenture are not binding upon any of the Trust’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.
          SECTION 11.16. Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 11.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EXPEDIA, INC.
EXPEDIA, INC. (WA)

By:	/s/ Dara Khosrowshahi
Name: Dara Khosrowshahi
Title: Chief Executive Officer & President

TRAVELSCAPE, LLC
HOTELS.COM
HOTWIRE, INC.
TRIPADVISOR, LLC
INTERACTIVE AFFILIATE NETWORK, L.L.C.
HOTELS.COM GP, LLC
OWL HOLDING COMPANY, INC.
CLASSIC VACATIONS, LLC

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

HRN 99 HOLDINGS, LLC

By:	/s/ Amy Weaver
Name: Amy Weaver
Title: Manager
[Expedia Inc. Indenture]

IAN.COM, L.P.
HOTELS.COM, L.P.

By: HOTELS.COM GP, LLC,
its general partner

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

TRIPADVISOR BUSINESS TRUST

By:	/s/ Stephen Kaufer
Name: Stephen Kaufer
Title: Trustee, President and Chief Executive
Officer, and not individually

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By	/s/ Melonee Young
Name: Melonee Young
Title: Vice President
[Expedia Inc. Indenture]

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]
EXPEDIA, INC.
7.456% SENIOR NOTES DUE 2018

No.	Principal Amount $
(subject to adjustment as reflected in the
Schedule of Increases and Decreases
in Global Note attached hereto)
CUSIP NO. [30212PAA3]
[U3010DAA8]
ISIN NO. [US30212PAA30]
[US3010DAA82]
          Expedia, Inc., a Delaware corporation, for value received, promises to pay to                     , or registered assigns, the principal sum of                      Dollars (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on August 15, 2018.
          Interest Payment Dates: February 15 and August 15 of each year, commencing on [February 15, 2007] [first interest payment date relating to any Additional Notes].
          Record Dates: February 1 and August 1 of each year.
          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, EXPEDIA, INC. has caused this Note to be duly executed.
Dated:                                          , 2006

EXPEDIA, INC.

By

Name:
Title:
TRUSTEE’S CERTIFICATE OF
     AUTHENTICATION
This is one of the Notes referred
to in the within-mentioned Indenture.
THE BANK OF NEW YORK
TRUST COMPANY, N.A.,
     as Trustee
By
      Authorized Signatory
Dated:                                          , 2006

[FORM OF REVERSE SIDE OF INITIAL NOTE]
[Reverse of Note]
7.456% Senior Notes due 2018
1. Interest
          Expedia, Inc., a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 7.456% per annum; provided, however, that, upon the occurrence or failure to occur of certain events specified in the Registration Rights Agreement, the Company shall, subject to the terms and conditions set forth in the Registration Rights Agreement, pay additional interest on the principal amount of this Note at a rate of 0.25% per annum after such event occurs or fails to occur so long as such event continues or fails to occur, as the case may be. Such additional interest shall be payable in addition to any other interest payable from time to time with respect to this Note.
          The Company shall pay interest semiannually on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing on [February 15, 2007] [first interest payment date relating to any Additional Notes]. Interest on the Notes shall accrue from [August 21, 2006] [date of issuance of any Additional Notes], or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2. Method of Payment
          By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.
3. Paying Agent and Registrar
          The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.

4. Indenture
          The Company issued the Notes under an Indenture dated as of August 21, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          The Notes are senior unsecured obligations of the Company. The Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date, any Additional Notes issued in accordance with Section 2.15 of the Indenture and any Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create liens, enter into sale and lease-back transactions and enter into mergers and consolidations.
          The Notes are guaranteed to the extent provided in the Indenture.
5. Repayment at Option of Holder
          This Note is subject to repayment in whole or in part in integral multiples of $1,000 on August 15, 2013 (the “Repayment Date”) at the option of the Holder hereof at a price equal to 100% of the principal amount hereof to be repaid, together with interest hereon accrued to the Repayment Date, all as provided in the Indenture. To be repaid at the option of the Holder, this Note, with the “Option to Elect Repayment” form duly completed by the Holder hereof, must be received by the Company at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the Holder hereof) not earlier than June 1, 2013 nor later than June 30, 2013; provided, however, that if June 30, 2013 is not a Business Day, this Note, with said “Option to Elect Repayment” form attached hereto duly completed may be received at the aforementioned address on the next succeeding Business Day. Exercise of such option by the Holder of this Note shall be irrevocable unless waived by the Company. If less than the entire principal amount of this Note is to be repaid, the principal amount of this Note to be repaid, in increments of $1,000, and the denomination or denominations of the Note or Notes to be issued to the Holder hereof for the portion of the principal amount of this Note that is not to be repaid must be specified. The principal amount of this Note may not be repaid in part at the option of the Holder if, following such repayment, the unpaid principal amount of such Note would be less than the minimum authorized denomination of Notes under the Indenture. No transfer or exchange of this security (or in the event this Note is to be repaid in part, such portion of this Note to be repaid) will be permitted after exercise of the repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determination will be final and binding. Upon surrender and cancellation of this Note to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder hereof, without service charge and at the expense of the Company, a new Note or Notes, of any authorized denomination specified by the Holder hereof, in an aggregate principal amount equal to and in exchange for the portion of the principal of this Note which is not to be repaid.
     In the event that Holders of the Notes elect to exercise the repayment option with respect to 95% or more of the aggregate principal amount of such Notes outstanding on July 2, 2013, the Company may at its option redeem all, but not less than all, of such Notes remaining outstanding, upon not less than 30 nor more than 60 days’ prior notice by mail, at any time on or after August 16, 2013, at a price equal to 100% of the principal amount thereof, together with interest thereon accrued to the redemption date, but interest installments which are due on or prior to such redemption date will be payable to the Holder of record at the close of business on the relevant record date referred to on the face hereof, all as provided in the Indenture. On such redemption date, this Note shall become due and payable and from and after such date (unless the Company shall default in the payment of the redemption price therefor) this Note shall cease to bear interest.
6. Optional Redemption
          The Notes shall be redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the Remaining Scheduled Payments thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 37.5 basis points (the “Make-Whole Amount”), plus accrued interest thereon to the redemption date.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
          “Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.
          “Independent Investment Banker” means J.P. Morgan Securities Inc. or Lehman Brothers Inc., or their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.
          “Reference Treasury Dealer” means J.P. Morgan Securities Inc., Lehman Brothers Inc. or two other Primary Treasury Dealers selected by the Company, and each of their respective successors and any other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          Except as set forth above and in Section 5 of the Notes, the Notes shall not be redeemable by the Company prior to maturity.
          The Notes shall not be entitled to the benefit of any sinking fund.
7. Notice of Redemption
          At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address. Notes in denominations of principal amount larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before 11:00 a.m. (New York City time) on the redemption date (or, if the Company or any of its Subsidiaries is the Paying Agent, such money is segregated and held in trust) and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.
8. Registration Rights
          The Company is party to a Registration Rights Agreement, dated as of August 21, 2006, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities Inc., Lehman Brothers Inc. and the other Initial Purchasers named therein, pursuant to which it is obligated to pay Additional Interest upon the occurrence of certain events specified in the Registration Rights Agreement.
9. Denominations; Transfer; Exchange
          The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning

15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.
10. Persons Deemed Owners
          The registered holder of this Note shall be treated as the owner of it for all purposes.
11. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Defeasance
          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
13. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes (including consents obtained in a connection with a tender offer or exchange for Notes). However, the Indenture requires the consent of each Noteholder that would be affected for certain specified amendments or modifications of the Indenture and the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such Person of the obligations of the Company or such Subsidiary Guarantor in accordance with Article V of the Indenture, or to add any additional Events of Default, or to add to the covenants of the Company or any Subsidiary Guarantor or surrender rights and powers conferred on the Company, or to add one or more guarantees for the benefit of the Holders of the Notes, or to evidence the release of any Subsidiary Guarantor from its guarantee of the notes in accordance with the Indenture, or to add collateral security with respect to the Notes or any Guarantee, or to add or appoint a successor or separate trustee or other agent, or to provide for the issuance of the Exchange Notes in accordance with the Indenture, or to provide for the issuance of Additional Notes, or to comply with any requirements in connection with qualifying the Indenture under the Trust Indenture Act, or to comply with the rules of any applicable securities depository, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to change any other provision if the change does not adversely affect the interests of any Noteholder.

14. Defaults and Remedies
          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of Principal on the Notes at its stated maturity date, upon optional redemption or otherwise; (iii) failure by the Company to comply with any covenant or agreement in the Indenture or the Notes, subject to notice and lapse of time; (iv) failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) with an aggregate principal amount then outstanding in excess of $35,000,000, subject to certain conditions; (v) default in respect of other Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $35,000,000, which results in the acceleration of such Indebtedness, subject to certain conditions; (vi) certain events of bankruptcy or insolvency involving the Company or any Subsidiary Guarantor; and (vii) the Guarantee of any Subsidiary Guarantor ceases to be in full force an effect during its term or any Subsidiary Guarantor denies or disaffirms in writing its obligations under the Indenture or its Guarantee, other than in connection with the termination of such Guarantee pursuant to the provisions of the Indenture.
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it in good faith determines that withholding notice is not opposed to their interest.
15. Trustee Dealings with the Company
          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.
16. No Recourse Against Others
          A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
18. Abbreviations
          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).
19. [CUSIP and ISIN Numbers
          The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Notes to be issued with CUSIP or ISIN numbers.]
20. Governing Law
          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
               To assign this Note, fill in the form below:
               I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s Social Security or Tax I.D. No.)
and irrevocably appoint           as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)
Sign exactly as your name appears on the other side of this Note.
In connection with any transfer or exchange of any of the certificated Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:
CHECK ONE BOX BELOW:

(1)	☐	to the Company; or

(2)	☐	for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(3)	☐	pursuant to the offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(4)	☐	pursuant to Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act; or

(5)	☐	pursuant to a registration statement that has been declared effective under the Securities Act.
Unless one of the boxes is checked, the Trustee may refuse to register any of the certificated Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this certificated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

Signature Guarantee:

Signature
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

OPTION TO ELECT REPAYMENT
     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or the portion thereof specified below), pursuant to its terms, on the Repayment Date, at a price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:
     (Please Print or Type Name and Address of the Undersigned.)
     For this Option to Elect Repayment to be effective, this Note with this Option to Elect Repayment duly completed must be received not earlier than June 1, 2013 and not later than June 30, 2013 by the Company at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the holder hereof); provided, however, that if June 30, 2013 is not a Business Day, this Note with this Option to Elect Repayment form duly completed may be received at the aforementioned address on the next succeeding Business Day.
     If less than the entire principal amount of the within Note is to be repaid, specify the denominations of the Note to be issued for the unpaid amount ($2,000 or any integral multiples of $1,000 in excess thereof): $

Dated:	Note: The Signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alterations or as written upon the face of the within Note in every particular without alterations or enlargement or any change whatsoever.
Signature

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

			Principal Amount of this Global	Signature of authorized
Date of	Amount of decrease in Principal	Amount of increase in Principal	Note following such decrease or	signatory of Trustee or
Exchange	Amount of this Global Note	Amount of this Global Note	increase	Securities Custodian

EXHIBIT B
[FORM OF FACE OF EXCHANGE NOTE]
EXPEDIA, INC.
7.456% SENIOR NOTES DUE 2018

No.	Principal Amount $
(subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)
CUSIP NO. 30212PAB1
ISIN NO. US30212PAB13
          Expedia, Inc., a Delaware corporation, for value received, promises to pay to                     , or registered assigns, the principal sum of                      Dollars (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on August 15, 2018.
          Interest Payment Dates: February 15 and August 15 of each year, commencing on [February 15, 2007] [first interest payment date relating to any Additional Notes].
          Record Dates: February 1 and August 1 of each year.
          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, EXPEDIA, INC. has caused this Note to be duly executed.
Dated:                                          , 200___

EXPEDIA, INC.

By

Name:
Title:
TRUSTEE’S CERTIFICATE OF
     AUTHENTICATION
This is one of the Notes referred
to in the within-mentioned Indenture.
THE BANK OF NEW YORK
TRUST COMPANY, N.A.,
     as Trustee
By
     Authorized Signatory
Dated:                                          , 200___

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]
[Reverse of Note]
7.456% Senior Notes due 2018
1. Interest
          Expedia, Inc., a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 7.456% per annum.
          The Company shall pay interest semiannually on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing on [February 15, 2007] [first interest payment date relating to any Additional Notes]. Interest on the Notes shall accrue from [August 21, 2006] [date of issuance of any Additional Notes], or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2. Method of Payment
          By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.
3. Paying Agent and Registrar
          The Bank of New York Trust Company N.A., a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.
4. Indenture
          The Company issued the Notes under an Indenture dated as of August 21, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof,

the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          The Notes are senior unsecured obligations of the Company. The Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date, any Additional Notes issued in accordance with Section 2.15 of the Indenture and any Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create liens, enter into sale and lease-back transactions and enter into mergers and consolidations.
          The Notes are guaranteed to the extent provided in the Indenture.
5. Repayment at Option of Holder
          This Note is subject to repayment in whole or in part in integral multiples of $1,000 on August 15, 2013 (the “Repayment Date”) at the option of the Holder hereof at a price equal to 100% of the principal amount hereof to be repaid, together with interest hereon accrued to the Repayment Date, all as provided in the Indenture. To be repaid at the option of the Holder, this Note, with the “Option to Elect Repayment” form duly completed by the Holder hereof, must be received by the Company at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the Holder hereof) not earlier than June 1, 2013 nor later than June 30, 2013; provided, however, that if June 30, 2013 is not a Business Day, this Note, with said “Option to Elect Repayment” form attached hereto duly completed may be received at the aforementioned address on the next succeeding Business Day. Exercise of such option by the Holder of this Note shall be irrevocable unless waived by the Company. If less than the entire principal amount of this Note is to be repaid, the principal amount of this Note to be repaid, in increments of $1,000, and the denomination or denominations of the Note or Notes to be issued to the Holder hereof for the portion of the principal amount of this Note that is not to be repaid must be specified. The principal amount of this Note may not be repaid in part at the option of the Holder if, following such repayment, the unpaid principal amount of such Note would be less than the minimum authorized denomination of Notes under the Indenture. No transfer or exchange of this security (or in the event this Note is to be repaid in part, such portion of this Note to be repaid) will be permitted after exercise of the repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determination will be final and binding. Upon surrender and cancellation of this Note to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder hereof, without service charge and at the expense of the Company, a new Note or Notes, of any authorized denomination specified by the Holder hereof, in an aggregate principal amount equal to and in exchange for the portion of the principal of this Note which is not to be repaid.

          In the event that Holders of the Notes elect to exercise the repayment option with respect to 95% or more of the aggregate principal amount of such Notes outstanding on July 2, 2013, the Company may at its option redeem all, but not less than all, of such Notes remaining outstanding, upon not less than 30 nor more than 60 days’ prior notice by mail, at any time on or after August 16, 2013, at a price equal to 100% of the principal amount thereof, together with interest thereon accrued to the redemption date, but interest installments which are due on or prior to such redemption date will be payable to the Holder of record at the close of business on the relevant record date referred to on the face hereof, all as provided in the Indenture. On such redemption date, this Note shall become due and payable and from and after such date (unless the Company shall default in the payment of the redemption price therefor) this Note shall cease to bear interest.
6. Optional Redemption
          The Notes shall be redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the Remaining Scheduled Payments thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 37.5 basis points (the “Make-Whole Amount”), plus accrued interest thereon to the redemption date.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
          “Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.
          “Independent Investment Banker” means J.P. Morgan Securities Inc. or Lehman Brothers Inc., or their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.
          “Reference Treasury Dealer” means J.P. Morgan Securities Inc., Lehman Brothers Inc. or two other Primary Treasury Dealers selected by the Company, and each of their respective successors and any other Primary Treasury Dealers selected by the Trustee after consultation with the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury

Dealer by 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          Except as set forth above and in Section 5 of the Notes, the Notes shall not be redeemable by the Company prior to maturity.
          The Notes shall not be entitled to the benefit of any sinking fund.
7. Notice of Redemption
          At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address. Notes in denominations of principal amount larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before 11:00 a.m. (New York City time) on the redemption date (or, if the Company or any of its Subsidiaries is the Paying Agent, such money is segregated and held in trust) and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.
8. Denominations; Transfer; Exchange
          The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.
9. Persons Deemed Owners
          The registered holder of this Note shall be treated as the owner of it for all purposes.
10. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
11. Defeasance
          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
12. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes (including consents obtained in a connection with a tender offer or exchange for Notes). However, the Indenture requires the consent of each Noteholder that would be affected for certain specified amendments or modifications of the Indenture and the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such Person of the obligations of the Company or such Subsidiary Guarantor in accordance with Article V of the Indenture, or to add any additional Events of Default, or to add to the covenants of the Company or any Subsidiary Guarantor or surrender rights and powers conferred on the Company, or to add one or more guarantees for the benefit of the Holders of the Notes, or to evidence the release of any Subsidiary Guarantor from its guarantee of the notes in accordance with the Indenture, or to add collateral security with respect to the Notes or any Guarantee, or to add or appoint a successor or separate trustee or other agent, or to provide for the issuance of the Exchange Notes in accordance with the Indenture, or to provide for the issuance of Additional Notes, or to comply with any requirements in connection with qualifying the Indenture under the Trust Indenture Act, or to comply with the rules of any applicable securities depository, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to change any other provision if the change does not adversely affect the interests of any Noteholder.
13. Defaults and Remedies
          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of Principal on the Notes at its stated maturity date, upon optional redemption or otherwise; (iii) failure by the Company to comply with any covenant or agreement in the Indenture or the Notes, subject to notice and lapse of time; (iv) failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) with an aggregate principal amount then outstanding in excess of $35,000,000, subject to certain conditions; (v) default in respect of other Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $35,000,000, which results in the acceleration of such

Indebtedness, subject to certain conditions; (vi) certain events of bankruptcy or insolvency involving the Company or any Subsidiary Guarantor; and (vii) the Guarantee of any Subsidiary Guarantor ceases to be in full force an effect during its term or any Subsidiary Guarantor denies or disaffirms in writing its obligations under the Indenture or its Guarantee, other than in connection with the termination of such Guarantee pursuant to the provisions of the Indenture
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it in good faith determines that withholding notice is not opposed to their interest.
14. Trustee Dealings with the Company
          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.
15. No Recourse Against Others
          A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
16. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
17. Abbreviations
          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

18. [CUSIP and ISIN Numbers
          The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Notes to be issued with CUSIP or ISIN numbers.]
19. Governing Law
          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
          To assign this Note, fill in the form below:
          I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s Social Security or Tax I.D. No.)
and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature
Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Note.

OPTION TO ELECT REPAYMENT
     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or the portion thereof specified below), pursuant to its terms, on the Repayment Date, at a price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:
     (Please Print or Type Name and Address of the Undersigned.)
     For this Option to Elect Repayment to be effective, this Note with this Option to Elect Repayment duly completed must be received not earlier than June 1, 2013 and not later than June 30, 2013 by the Company at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the holder hereof); provided, however, that if June 30, 2013 is not a Business Day, this Note with this Option to Elect Repayment form duly completed may be received at the aforementioned address on the next succeeding Business Day.
     If less than the entire principal amount of the within Note is to be repaid, specify the denominations of the Note to be issued for the unpaid amount ($2,000 or any integral multiples of $1,000 in excess thereof): $

Dated:	Note: The Signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alterations or as written upon the face of the within Note in every particular without alterations or enlargement or any change whatsoever.

Signature

EXHIBIT C — Form of
Regulation S Certificate
REGULATION S CERTIFICATE
(For transfers pursuant to Sections
2.6(a), (c) and (e) of the Indenture)

To:	THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

Re:	Expedia, Inc. – 7.456% Senior Notes due 2018 (the “Notes”)
          Reference is made to the Indenture, dated as of August 21, 2006 (the “Indenture”), among Expedia, Inc. (the “Company”), the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
          This certificate relates to US$                     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
     CUSIP No(s). U3010DAA8
     CERTIFICATE No(s).
The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are represented by a Global Note, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the undersigned, as or on behalf of the Owner.
          The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 903 or 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
          1. Rule 903 or 904 Transfers. If the transfer is being effected in accordance with Rule 903 or 904:

     (a) the Owner is not a distributor of the Notes, an affiliate of the Company or of any such distributor or a person acting on behalf of any of the foregoing;
     (b) the offer of the Specified Notes was not made to a person in the United States;
     (c) either:
     (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
     (ii) the transaction is being executed in, on or through the facilities of a designated offshore securities market (as defined in Regulation S) and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
     (d) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     (e) if the Owner is a dealer in Notes or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and
     (f) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     2. Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
     (a) the transfer is occurring after August 21, 2007 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
     (b) the transfer is occurring after August 21, 2008 and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:	(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:

Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

EXHIBIT D — Form of
Rule 144A Certificate
RULE 144A CERTIFICATE
(For transfers pursuant to Sections
2.6(b), (c), (d) and (e) of the Indenture)

To:	THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

Re:	Expedia, Inc. – 7.456% Senior Notes due 2018 (the “Notes”)
          Reference is made to the Indenture, dated as of August 21, 2006, (the “Indenture”), among Expedia, Inc. (the “Company”), the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
          This certificate relates to US$                     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
     CUSIP No(s). 30212PAA3
     CERTIFICATE No(s).
The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are represented by a Global Note, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.
          The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Rule 144A Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:
          1. Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:
          (a) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
 D-1

          (b) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner is relying on Rule 144A in connection with the transfer; and
          2. Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
          (a) the transfer is occurring after August 21, 2007 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
          (b) the transfer is occurring after August 21, 2008 and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:	(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:

Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

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INCUMBENCY CERTIFICATE
          The undersigned,                     , being the                     of                      (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the adjacent right column opposite their respective names and the signatures appearing in the far right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York Trust Company, N.A., as Trustee under the Indenture dated as of August 21, 2006, among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee.

Name	Title	Signature

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the                      day of                     , 20___.

Name:
Title:

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